Exhibit 23.01

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2016, relating to the consolidated financial statements and financial statement schedule of Entergy Corporation and Subsidiaries, and the effectiveness of Entergy Corporation and Subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Entergy Corporation for the year ended December 31, 2015 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2016, relating to the consolidated financial statements and financial statement schedule of Entergy Arkansas, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K of Entergy Arkansas, Inc. for the year ended December 31, 2015 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2016, relating to the consolidated financial statements and financial statement schedule of Entergy Louisiana, LLC and Subsidiaries (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the business combination with Entergy Gulf States Louisiana, L.L.C.) appearing in the Annual Report on Form 10‑K of Entergy Louisiana, LLC for the year ended December 31, 2015 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2016, relating to the financial statements and financial statement schedule of Entergy Mississippi, Inc. appearing in the Annual Report on Form 10-K of Entergy Mississippi, Inc. for the year ended December 31, 2015 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2016, relating to the consolidated financial statements and financial statement schedule of Entergy New Orleans, Inc. and Subsidiaries (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the Algiers asset transfer which was accounted for as a business combination under common control) appearing in the Annual Report on Form 10-K of Entergy New Orleans, Inc. for the year ended December 31, 2015 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 25, 2016, relating to the consolidated financial statements and financial statement schedule of Entergy Texas, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K of Entergy Texas, Inc. for the year ended December 31, 2015 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2016, relating to the financial statements of System Energy Resources, Inc. appearing in the Annual Report on Form 10-K of System Energy Resources, Inc. for the year ended December 31, 2015 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.
/s/ DELOITTE & TOUCHE LLP
New Orleans, Louisiana
August 26, 2016